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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 24, 1999


                             PATTERSON ENERGY, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                      0-22664                  75-2504748
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)




  4510 LAMESA HIGHWAY, SNYDER, TEXAS                                79549
(Address of principal executive offices)                          (Zip Code)


                                 (915) 573-1104
              (Registrant's telephone number, including area code)


                                    No Change
         (Former name or former address, if changed since last report.)





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ITEM 5. OTHER EVENTS.

         On May 24, 1999 the Registrant issued the following press release:


                  PATTERSON ENERGY, INC. REPORTS RESIGNATION OF
                             CHIEF FINANCIAL OFFICER


SNYDER, TEXAS, MAY 24, 1999-PATTERSON ENERGY, INC. (NASDAQ: PTEN) today announced that James C. Brown has resigned as the Company's Vice
President-Finance, Chief Financial Officer, Secretary and Treasurer, to pursue other business interests. Mr. Brown's resignation will be effective June 15, 1999.

Cloyce A. Talbott, Chairman of the Board and Chief Executive Officer of the Company said "Mr. Brown has been a valued employee for eighteen years and an integral part of our rapid growth since our initial public offering in 1993."

Mr. Jonathan D. (Jody) Nelson will be the acting Chief Financial Officer effective May 31, 1999. Mr. Nelson has been the Controller of the Company since April 1996. Prior to his employment with the Company, he was a Senior Associate with PricewaterhouseCoopers LLP, the Company's independent accountants.

Patterson Energy, Inc., a Snyder, Texas based energy company, is one of the leading providers of domestic, land-based drilling services to major and independent oil and natural gas companies. Patterson currently owns 119 drilling rigs (114 of which are currently operable) and focuses its operations primarily in Texas and southeast New Mexico.


For further information, contact:

Patterson Energy, Inc.
Cloyce A. Talbott, Chairman and Chief Executive Officer
915-573-1104
investrelations@patenergy.com


            4510 Lamesa Highway - Snyder, Texas 79549 - 915-573-1104



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PATTERSON ENERGY, INC.




Date:  June 15, 1999                     By:    /s/  Jody Nelson
                                                --------------------------------
                                                Mr. Jody Nelson
                                                Vice-President-Finance




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